SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)
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[ X]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[ ]	Definitive Information Statement
AQUATIC CELLULOSE INTERNATIONAL CORPORATION
(Name of Registrant As Specified In Charter)

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AQUATIC CELLULOSE INTERNATIONAL CORPORATION
2504 43rd Street, Suite 5
Vernon, B.C., V1T 6L1,
Canada
Telephone: (250) 558-4216 Fax: (250) 558-3846
Notice of Written Consent of Stockholders
May 7, 2007

May 7, 2007

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of shares of the common and preferred stock of Aquatic Cellulose International Corporation (the "Company"), a Nevada corporation. The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and directors. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, the following actions will not be effective until twenty (20) days after the date the Information Statement is mailed to the stockholders:

1.
To authorize the Company's Board of Directors to amend our Articles of Incorporation to increase the maximum number of shares of common stock that the Company shall be authorized to have outstanding at any time to three billion (3,000,000,000) shares of common stock at par value of $.001 with no preemptive rights. These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

2.	To authorize the Company’s Board of Directors to amend our certificate of incorporation to change the Company name to Valor Energy Corporation.

The enclosed Information Statement is being mailed on or about May 7, 2007 to stockholders of record as of the close of business on April 24, 2007. You are urged to read the enclosed Information Statement in its entirety.

For the Board of Directors of Aquatic Cellulose International Corporation By: /s/ Sheridan B. Westgarde Sheridan B. Westgarde Chairman

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY
INFORMATION STATEMENT
AQUATIC CELLULOSE INTERNATIONAL CORPORATION
331 4th Street NE
Salmon Arm, B.C., V1E 4P2,
Canada
Telephone: (250) 833-1985 Fax: (250) 833-1954
Notice of Written Consent of Stockholders
May 7, 2007

(Preliminary)
April 24, 2007

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common and preferred stock, par value $.001 per share (the "Voting Stock"), of  Aquatic Cellulose International Corporation, a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

On or about April 24, 2007, the Company received written consent in lieu of a meeting of Stockholders from (i) shareholders holding 950,000 shares of common stock entitled to one vote per share; and (ii) shareholders holding 2,700,000 shares of Series A Convertible Preferred Stock entitled to 1000 votes per share, a total of 2,700,950,000 votes, approving an amendment to the Articles of Incorporation of the Company (the "Amendment"), to change the name of the Company to Valor Energy Corporation and to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to three billion (3,000,000,000) shares of common stock at par value of $.001 with no preemptive rights. These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized. As the holders of the Series A Convertible Preferred Stock, these shareholders have the right to vote one thousand times for each share of Series A Convertible Preferred Stock held on all matters submitted to the shareholders.

On April 24, 2007, pursuant to Nevada Revised Statutes (“NRS”) 78.315, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. The Majority Stockholders approved the action by written consent in lieu of a meeting on April 24, 2007, in accordance with the NRS. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common and Series A Convertible Preferred Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 24, 2007, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders and the holders of our Series A Convertible Preferred Stock are entitled to vote one thousand times for each share of Series A Convertible Preferred Stock held on all matters submitted to the shareholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about May 7, 2007 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following document as filed with the Commission by the Company is incorporated herein by reference:

1.	Annual Report on Form 10-KSB for the year ended May 31, 2006

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, April 24, 2007, the Company had 100,000,000 shares of Common Stock issued and outstanding and 2,700,000 shares of Series A preferred shares issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Series A Convertible Preferred Stockholders are entitled to vote one thousand times for each share of Series A Convertible Preferred Stock held on all matters submitted to the shareholders.

On April 24, 2007, the holders of 2,700,000 shares of Series A Preferred Stock and 950,000 shares of Common Stock, representing approximately 96.46% of the 2,800,000,000 total possible votes from the following (i) 100,000,000 shares of Common Stock entitled to one vote per share (ii) 2,700,000 shares of Series A Convertible Preferred Shares entitled to 1000 votes per share then outstanding, executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock:

The following information table sets forth certain information regarding the Company's common stock owned on April 24, 2007, by (i) each shareholder who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders	Number of Common Shares Owned	Percentage of Common Stock Owned On April 24, 2007 (1)
Sheridan Westgarde 744 Mobley Rd. . Tappen, BC. V0E 2X0	950,000	1.0%
All directors and executive officers as a group (1 in number)	950,000	1.0%

(1)	Applicable percentage of ownership is based on 100,000,000 shares of common stock outstanding as of April 24, 2007.

Preferred Stock:

The following information table sets forth certain information regarding the Company's Series A Convertible Preferred Stock owned on April 24, 2007, by (i) each shareholder who is known by the Company to own beneficially more than 5% of its outstanding Series A Convertible Preferred Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders (1)	Number of Series A Preferred Shares Owned	Percentage of Preferred Stock owned On April 24, 2007(1)
Sheridan Westgarde 744 Mobley Rd. Tappen, BC. V0E 2X0	1,350,000	48.21%
All directors and executive officers as a group (1 in number)	1,350,000	48.21%
Lonnie Hayward 7120 205th St. Langley, B.C. V2Y 1T1	1,350,000	48.21%

(1)	Applicable percentage of ownership is based on 2,700,000 shares of Series A Convertible Preferred Stock outstanding as of April 24, 2007.

Voting Rights of Common and Preferred Stock:

The following information table sets forth certain information regarding the votes associated with the Company’s shares of Common Stock and Series A Convertible Preferred Stock as of April 24, 2007. The chart shows the voting information of stock held by (i) each shareholder who is known by the Company to own beneficially more than 5% of its outstanding voting stock, (ii) each director and officer, and (iii) all officers and directors as a group. The Common Stock and Series A Convertible Preferred Stock vote together as one class on all matters requiring a shareholder vote:

The following information table sets forth certain information regarding the Company's Series A Convertible Preferred Stock owned on April 24, 2007, by

Names and Address of Directors, Officers and 5% Stockholders (1)	Total Number of Votes from Common Shares Held (1)	Total Number of Votes from Preferred Shares Held (2)	Total Number of Votes	Percentage of Total Votes (3)
Sheridan Westgarde 744 Mobley Rd. Tappen, BC. V0E 2X0	950,000	1,350,000,000	1,350,950,000	48.25%
Lonnie Hayward 7120 205th St. Langley B.C. V2Y 1T1	0	1,350,000,000	1,350,000,000	48.21%
Total	950,000	2, 700,000,000	2,700,950,000	96.46%

(1)	Based on one vote per Common share held.
(2)	Based on one thousand votes per Series A Convertible Preferred Share held.
(3)
Based on (i) 100,000,000 Common shares outstanding with one vote per share and (ii) 4,303,390 Series A Convertible Preferred shares outstanding with one thousand votes per share, voting together as one class. There are 2,700,000,000 total possible votes.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the NRS, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

The consent of a majority of the voting shares of the Company was given for approving the amendment of the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of Common Stock from 100,000,000 shares to 3,000,000,000 shares. The form of Certificate of Amendment that will be filed with the Nevada Secretary of State is attached hereto as Exhibit A. These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s share of common stock which are currently authorized.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be one hundred million (100,000,000) shares of Common Stock with no preemptive rights, $.001 par value. On April 24, 2007, the Board of Directors approved an amendment to the Articles of Incorporation to authorize three billion (3,000,000,000) shares of Common Stock. Each share of Common Stock is entitled to one vote and each share of Series A Convertible Preferred is entitled to one thousand votes on all matters submitted to the shareholders. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized. On  April 24, 2007, the holders of a majority of the outstanding shares of Voting Stock approved the amendment by written consent.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 2,999,900,000 additional shares of Common Stock. The Board of Directors believes it is in the best interest of the Company to have the additional shares of Common Stock to be issued. The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing 2,999,900,000 additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on May 28, 2007.

By Order of the Board of Directors By: /s/ Sheridan B. Westgarde Sheridan B. Westgarde Chairman

Exhibit A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Aquatic Cellulose International Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article I. The name of the Corporation shall be Valor Energy Corporation.

Article III. The total number of authorized shares of the Corporation shall be 3,010,000,000 non-assessable shares, 3,000,000,000 of which shall be common voting stock with a par value of $0.001 per share, and 10,000,000 shares of which shall be Series A Convertible Preferred Stock with a par value of $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 96.46%.*

4. Effective date of filing (optional): May 28, 2007
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): **/s/ Sheridan B. Westgarde**

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 09/29/05